NEWS RELEASE

FOR IMMEDIATE RELEASE

                                                       Contact: David E. Bassett
                                                                Marx Layne & Co.

                                                          248-855-6777, ext. 132


               CRITICAL HOME CARE BECOMES ARCADIA RESOURCES, INC.
               --------------------------------------------------
         NEW NAME REFLECTS EXPANDED LINES OF BUSINESS & STRATEGIC FOCUS

         Southfield, Michigan - November 16, 2004 - Critical Home Care, Inc., (OTC Bulletin Board: CCLH.OB), today announced it has updated its corporate identity to reflect the company's expanded lines of business and broadened strategic focus.

         Effective today, the company's new name is Arcadia Resources, Inc. Its new stock symbol is OTC Bulletin Board: ACDI. By December 1, 2004, the company plans to launch a new corporate Web site, www.ArcadiaResourcesInc.com. In the meantime, the company's current websites, www.arcadiaservices.com, www.arcadiarx.com and www.criticalhomecare.com, will be on-line and active. Stock certificates currently held by shareholders will remain valid and will not be replaced at this time.

         Arcadia Resources, Inc., is the product of the May 2004 "reverse merger" of Critical Home Care, Inc., (CCLH.OB) and RKDA, the parent company of Arcadia Services, Inc., and Arcadia RX, LLC.

         Prior to the merger, Critical Home Care was a durable medical equipment company with fiscal year 2003 revenues of approximately $5 million; Arcadia Services was a national provider of staffing and home care services with 2003 revenues of more than $75 million; and Arcadia Rx was a mail order pharmacy with calendar year 2003 revenues of approximately $3 million.

         Headquartered in Southfield, Michigan, Arcadia Resources's core businesses are personal and skilled home care, medical and non-medical staffing, mail order pharmacy and medical equipment.

         John E. Elliott II, chairman and CEO of Arcadia Resources, Inc., said the revamped corporate identity is designed to create brand awareness of a company that enables individuals to manage illness and injury in the comfort of their own homes, and helps businesses operate more effectively and with greater flexibility.

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          Elliott said: "Arcadia Resources is solidly positioned to provide high-quality, cost-effective solutions for many economic and demographic challenges, including:

         o The aging of the "baby boomer" generation will lead to an increased need for home care services, home-delivered medicine and durable medical equipment.

         o The need for temporary employees will increase sharply as the globalization of the American economy mandates more flexible management of staffing levels.

         o Businesses and government will intensify the search for ways to reduce healthcare costs without diminishing quality care. Studies show that recovering at home from illness and injury costs far less than in a facility."

         According to Elliott, approximately 90 percent of all American businesses use temporary staffing services. On any given business day, Arcadia Resources has approximately 4,000 temporary workers employed in 75 markets across the country.

         The worsening nursing shortage has caused the use of staffing agency nurses to grow 46 percent since 1997, compared to only seven percent in hospital nurse hiring.

         We expect "these industry sectors, as well as mail order prescriptions and durable medical equipment, to continue double-digit growth regardless of the economic climate. Arcadia Resources expects to leverage that growth by positioning itself as a one-stop source of caregivers, medicine and equipment for in-home recovery, as well as the preferred source of hassle-free temporary staffing for medical facilities and other businesses," Elliott said.

                                      * * *
FORWARD-LOOKING STATEMENTS

         ANY STATEMENTS CONTAINED IN THIS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21A OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. WHEN WE USE WORDS SUCH AS "BELIEVES," "EXPECTS," "ANTICIPATES," "ESTIMATES," "PLAN" OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER

FACTORS. THESE FACTORS INCLUDE COMPETITION FACTORS (SUCH AS THE SIZE AND RESOURCES OF OUR COMPETITORS), GENERAL ECONOMIC CONDITIONS, CYCLICAL FACTORS AFFECTING THE STAFFING INDUSTRY, OUR ABILITY TO SELL NEW AND EXISTING SERVICES AND PRODUCTS AT PROFITABLE YET COMPETITIVE PRICES, AND THE NEED FOR ARCADIA RESOURCES, INC. AND ITS SUBSIDIARIES (COLLECTIVELY THE "COMPANY") TO EFFECTIVELY INTEGRATE ACQUIRED BUSINESSES AND TO SUCCESSFULLY DELIVER ITS PRIMARY SERVICES. IN ADDITION, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM OUR EXPECTATIONS IN THE EVENT THAT OUR ASSUMPTIONS AND THE DATA WE RELY ON (INCLUDING THE HISTORICAL AND EXPECTED GROWTH OF THE STAFFING, MAIL ORDER PRESCRIPTION AND DURABLE MEDICAL EQUIPMENT INDUSTRIES) ARE INACCURATE OR IF GROWTH DOES NOT CONTINUE AT HISTORICAL RATES OR IS OR BECOMES AFFECTED BY ECONOMIC CONDITIONS AND CLIMATE. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE SPEAK ONLY AS OF THE DATE HEREOF. ADDITIONAL INFORMATION WITH RESPECT TO THESE AND OTHER FACTORS THAT COULD MATERIALLY AFFECT THE COMPANY IS INCLUDED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY DOES NOT UNDERTAKE, AND EXPRESSLY DISCLAIMS, ANY OBLIGATION TO UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS, EXCEPT AS MAY BE REQUIRED BY LAW.

                                       ###

Arcadia Resources, Inc. Corporate Profile Overview

Arcadia Resources, Inc., helps businesses operate more effectively and with greater flexibility, and enables individuals to manage illness and injury in the comfort of their own homes.

Headquartered in Southfield, Michigan, the company's core businesses are comprehensive home care services, medical and non-medical staffing, mail order pharmacy and medical equipment.

Medical staffing includes registered nurses, travel nurses, licensed practical nurses, certified nursing assistants, therapists, technicians and medical assistants.

Non-medical staffing includes light industrial, clerical and technical personnel.

Home care services include skilled nursing, personal care attendants, home care aides, homemakers, companions, physical therapists, occupational therapists, speech pathologists and medical social workers.

Arcadia Resources' full-service, online pharmacy delivers prescriptions directly to a patient's door. This one-stop resource includes a full line of prescription, respiratory supplies and medications, as well as diabetic care supplies. Arcadia Rx also supplies packaging for assisted living facilities.

Durable medical equipment includes surgical supplies, orthotic and prosthetic products; such medical equipment as wheelchairs and hospital beds; and oxygen and other respiratory therapy services and equipment.

History

Arcadia Resources, Inc., is the public company created by the 2004 "reverse merger" of Critical Home Care, Inc., (CCLH.OB), and RKDA, the parent company of Arcadia Services, Inc., and Arcadia Rx, LLC.

Prior to the merger,


-- Critical Home Care was a durable medical equipment company with fiscal year 2003 revenues of approximately $5 million.

-- Arcadia Services was a national provider of staffing and home care services. With 75 locations in 21 states, the company had 2003 revenues of more than $75 million.

-- Arcadia Rx was a mail order pharmacy with calendar year 2003 revenues of approximately $3 million.

Since the completion of the merger in May 2004, Arcadia Resources has acquired several related businesses, which include

-- Trinity Healthcare, a North Carolina-based durable medical equipment company

-- American Oxygen & Medical Equipment, a durable medical equipment supplier with two offices in Illinois

-- Merit Staffing Resources, with five Massachusetts locations and 2003 sales of $4.7 million

-- The Staffing Source, a three-office Florida staffing firm with 2003 sales of $3.3 million

Business Strengths

The products and services offered by Arcadia Resources, Inc., will be in strong demand for years to come because of a number of economic and demographic factors. The company is solidly positioned to provide high- quality, cost-effective solutions for such issues as:

-- The aging of the "baby boomer" generation, the largest and wealthiest in American history, will lead to an increased need for home care services, home-delivered medicine and durable medical equipment. The total number of people over 65 is expected to more than double -- from 35 million today to 79 million -- by 2030.

-- As Americans live longer, hospitals and other healthcare facilities are expected to encounter an ever-worsening shortage of nurses and other essential personnel. On any given business day, Arcadia Resources, Inc., has approximately 4,000 employees working in businesses and medical facilities.


-- The globalization of the American economy will make it ever more difficult to predict staffing needs; the need for temporary employees will increase sharply. Arcadia Services is a growing player in the technical, clerical and light industrial technical staffing marketplace.

-- Studies show that individuals function better and recover quicker when in their own homes. Arcadia Resources provides the caregivers, prescription medicines and equipment that enable them to do that.

-- Businesses and government will intensify the search for ways to reduce healthcare costs without diminishing quality care. Recovering at home costs far less than in a facility.

Arcadia Services anticipates solid growth over the next few years, roughly doubling our sales, gross profit and EBITDA by 2006. That belief is predicated on such business strengths as:

--       Industry leader in markets served

--       Differentiated products and services

--       Superior competitive position

--       Consistent performing business

--       Excellent industry fundamentals

--       Strong affiliate relationships

--       Scalable business platform

--       Diverse revenue sources

--       Customer-focused culture

--       Highly effective, experienced and proven management team

                                Industry Overview

         Arcadia Resources is a key player in several highly competitive industry sectors that will be marked by sustainable growth:


Industry                   2004 Projected        2003 Actual
 Sector                       Revenue               Revenue
 ------                       -------               -------

Healthcare staffing              $11B                 $10B
Non-medical staffing            $106B                $100B
Home care services             $65.9B                 $61B
Home medical equipment          $5.3B                  $5B
Mail order pharmacy            $37.5B                 $35B
                               -----                  ---
Totals                        $225.7B                $211B



Approximately 90 percent of all American businesses use temporary staffing services. U.S. staffing companies typically employ 2.3 million temporary workers a day. Home care is becoming increasingly popular as mounting evidence proves that recovery is better and quicker at home.

Healthcare staffing is expected to continue to grow by double digits in the next several years as the aging of the Baby Boomer generation stimulates an increased need for home care, medications and home medical equipment.

It is estimated that the demand for nurses will increase by 40 percent by 2020. Growth overall in the use of staffing agency nurses has been 46 percent since 1997, as compared to only seven percent in hospital nurse hiring. Healthcare services and products will always be in high demand regardless of the economic climate.

Critical Home Care, Inc.

Web site: http://www.arcadiaservices.com/ http://www.arcadiarx.com/ http://www.criticalhomecare.com/